Exhibit No. 16

                                POWER OF ATTORNEY



      I, Brian M. Storms, Trustee of Liquid Institutional Reserves, Mitchell Hutchins Institutional Series, Mitchell Hutchins Portfolios, Mitchell Hutchins Series Trust, PaineWebber America Fund, PaineWebber Index Trust, PaineWebber Investment Series, PaineWebber Investment Trust, PaineWebber Investment Trust II, PaineWebber Managed Assets Trust, PaineWebber Managed Investments Trust, PaineWebber Managed Municipal Trust, PaineWebber Municipal Money Market Series, PaineWebber Municipal Series, PaineWebber Mutual Fund Trust, PaineWebber Olympus Fund and PaineWebber Securities Trust (each a "Fund"), hereby constitute and appoint Dianne E. O'Donnell, Keith A. Weller, Arthur J. Brown, Elinor W. Gammon and Robert A. Wittie, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Trustee for each Fund, any and all amendments to each of the particular registration statements of the Fund and all instruments necessary or desirable in connection therewith, filed with the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by said attorneys to any and all amendments to said registration statements.

      Pursuant to the requirements of the Securities Act of 1933, this instrument has been signed below by the following in the capacity and on the date indicated.

SIGNATURE                                 TITLE                DATE

/s/ Brian M. Storms                       Trustee              May 14, 1999
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Brian M. Storms